UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2010, Cohen & Company Inc., a Maryland corporation (the “Company”) and Cohen Brothers, LLC, a Delaware limited liability company and a subsidiary of the Company (“Cohen Brothers”), entered into a Purchase and Contribution Agreement (the “Purchase Agreement”) with JVB Financial Holdings, L.L.C., a Florida limited liability company (“JVB”), the sellers listed in the Purchase Agreement (the “Sellers”) and certain employees of JVB (the “Management Employees”) pursuant to which the Sellers will sell all of the equity in JVB to Cohen Brothers and JVB will become a wholly owned subsidiary of Cohen Brothers.

Under the terms of the Purchase Agreement, Cohen Brothers will acquire JVB for a purchase price of $16.6 million, subject to adjustment based on JVB’s tangible net worth and the payment of certain distributions planned to be made by JVB to the Sellers prior to closing of the transactions. The purchase price consists of the following: $12.7 million in cash, approximately $1.4 million in Company common stock and approximately $2.5 million in restricted membership units in Cohen Brothers (the “Restricted Units”). Approximately $2.9 million of the cash consideration and all of the Restricted Units will be delivered to JVB members who are also JVB employees and will be subject to forfeiture based on the continued employment of, and in certain cases the achievement of performance goals by, the JVB employees during the three-year period following the closing of the transaction. The Restricted Units will vest in three equal installments on each of the first three anniversaries of the closing date, subject to the terms and conditions contained in each employee’s employment agreement. Once vested, the Restricted Units may be redeemed for cash or, at the Company’s option, shares of the common stock of the Company. Upon the closing of the transaction, an escrow of $484,000 will be established for the payment of any adjustments to the purchase price based on the tangible net worth of JVB as of the closing of the transaction, and $384,000 will be held back for payment to the Sellers only if a revenue target is achieved at the end of the first year of operation following the closing of the transaction.

As soon as practicable following the closing of the transaction, but in any event not later than December 31, 2010, one director nominee chosen by the members of JVB will be added to the Company’s board of directors. The Company has agreed to continue to nominate such director for reelection to the Company’s board of directors at each annual meeting of the Company’s stockholders through December 31, 2012.

Each of the Company, Cohen Brothers and JVB have made representations and warranties in the Purchase Agreement and have agreed to various restrictions, covenants and agreements. The Purchase Agreement contains standard termination and indemnity provisions. The transaction, which is expected to close during the fourth quarter of 2010, is subject to a number of closing conditions, including the receipt of FINRA approval and other conditions set forth in the definitive agreement.

Upon the closing of the transaction, the Sellers and the Company will enter into a registration rights agreement pursuant to which the Company will agree to register for resale $3.9 million worth of Company common stock, representing the approximately $1.4 million in Company common stock to be paid upon the closing of the transaction and the approximately $2.5 million in Company common stock that may be deliverable, at the Company’s option, upon the redemption of vested Restricted Units.

Upon the closing of the transaction, additional restricted Company common stock will be awarded to certain JVB employees. These awards generally will be subject to three year cliff vesting if certain performance targets are met and the employees remain employed for the full three-year period.In connection with these awards, at the closing of the transaction, Daniel G. Cohen, the Company’s Chairman and Chief Executive Officer, Christopher Ricciardi, the Company’s President, and one other employee of Cohen Brothers who is not an executive officer of the Company have agreed to enter into voting agreements pursuant to which each will agree to vote any shares in the Company owned by such individual on the record date of the Annual Meeting in favor of the Plan at the Annual Meeting.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference. The registrant has omitted schedules, exhibits and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company, Cohen Brothers, JVB or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties of each of the Company and Cohen Brothers, on the one hand, and JVB and the Sellers, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Cohen Brothers, on the one hand, and JVB and the Sellers, on the other hand.

Item 7.01	Regulation FD Disclosure

On September 14, 2010, the Company issued a press release related to the transactions described under Item 1.01 above, which is furnished herewith as Exhibit 99.1.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 2.1*	Purchase and Contribution Agreement, dated as of September 14, 2010, by and among Cohen & Company Inc., Cohen Brothers, LLC, JVB Financial Holdings, L.L.C., the Sellers Listed on Annex I thereto and the Management Employees, as defined therein.

Exhibit 99.1*	Press Release Regarding Acquisition of JVB dated September 14, 2010.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

COHEN & COMPANY INC.

Date: September 14, 2010	By:	/S/ DOUGLAS LISTMAN
Douglas Listman
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Purchase and Contribution Agreement, dated as of September 14, 2010, by and among Cohen & Company Inc., Cohen Brothers, LLC, JVB Financial Holdings, L.L.C., the Sellers Listed on Annex I thereto and the Management Employees, as defined therein.

Exhibit 99.1	Press Release Regarding Acquisition of JVB dated September 14, 2010.

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